UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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AquaBounty Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Supplement to the
AquaBounty Technologies, Inc. 2019 Proxy Statement and
Notice of Annual Meeting of Stockholders
to be Held on April 30, 2019
This Supplement, dated April 23, 2019, supplements the Proxy Statement and Notice of Annual Meeting of Stockholders dated March 21, 2019 (the “Proxy Statement”), with respect to the 2019 Annual Meeting of Stockholders of AquaBounty Technologies, Inc. (the “Company”) to be held on April 30, 2019, at 8:30 a.m. Eastern Time, at the Bostonian Hotel, 26 North Street, Boston, Massachusetts 02109 (including any adjournment or postponement thereof, the “Annual Meeting”). This Supplement updates certain information, as described below, set forth in the Proxy Statement.
This Supplement contains important information about recent developments and should be read in conjunction with the Proxy Statement.

PROPOSAL 1 – ELECTION OF DIRECTORS
On April 19, 2019, Jack A. Bobo notified the Company of his intention to resign from the Company’s Board of Directors (the “Board”) and to withdraw as a director nominee for election at the Annual Meeting, effective immediately. Mr. Bobo is resigning from the Board in connection with his departure from his position as Senior Vice President and Chief Communications Officer of Intrexon Corporation, the Company’s largest shareholder, to focus on his new role as CEO of Futurity: Food - Technology - Communications.
Pursuant to the Relationship Agreement between the Company and Intrexon Corporation that the Company filed as Exhibit 10.5 to its Registration Statement on Form 10 filed on April 25, 2014, Intrexon Corporation has the right to designate a nominee to fill the vacancy created by Mr. Bobo’s resignation. Intrexon Corporation has indicated its intent to designate a nominee as soon as practicable, and it is the Board’s objective to make an appointment to fill the vacancy as soon as practicable thereafter.
The six director nominees for election at the Annual Meeting: Richard J. Clothier, Richard L. Huber, Christine St.Clare, Rick Sterling, James C. Turk, Jr., and Sylvia Wulf.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE SIX NOMINEES FOR ELECTION AS DIRECTORS.

GENERAL MEETING INFORMATION
Voting Matters
If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. Proxies already returned by stockholders will remain valid and will be voted at the Annual Meeting unless revoked.

•	If you are a record holder and submit your proxy, the proxy holders identified on the proxy will vote your shares as indicated on the proxy, except that votes will not be cast for Mr. Bobo.

•	If you have not yet submitted your proxy, please do so and disregard the name of Mr. Bobo as a nominee for election as director.

•
If you are a record holder and submit your proxy without instructions as to how it is to be voted, the proxy holders identified on the proxy will vote your shares in accordance with the Board’s recommendations on each proposal, except that votes will not be cast for Mr. Bobo.

Information on how to submit your proxy or vote your shares in person is available in the Proxy Statement. If you are the record holder of your stock, you may revoke your proxy at any time before it is voted by:

•	Delivering to the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than your proxy;

•	Signing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting;

•
If you submit your proxy by telephone or via the Internet, calling the telephone voting number or visiting the Internet voting site again and changing your voting instructions, up to 11:59 p.m. Eastern Time on April 29, 2019 (the business day before the Annual Meeting); or

•	Attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, by itself, revoke a proxy.
If you are mailing a written notice of revocation or a later proxy, send it to: Secretary, AquaBounty Technologies, Inc., 2 Mill & Main Place, Suite 395, Maynard, MA 01754. You may also hand deliver a written notice of revocation or a later-dated proxy to the Secretary of the Company at the Annual Meeting, at or before the taking of the vote.
If you hold your shares through a broker, you must follow directions received from the broker in order to change your voting instructions or to vote in person at the Annual Meeting. If you want to vote in person at the Annual Meeting, you need to present a valid proxy from your broker authorizing you to vote your shares at the Annual Meeting, as well as valid personal photo identification.
This Supplement is first being released to stockholders on or about April 23, 2019, and should be read together with the Proxy Statement. The information contained in this Supplement modifies or supersedes any inconsistent information contained in the Proxy Statement.